EXHIBIT 10.1

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated as of May [●], 2023 (this “Agreement”), by and between TIMIBO LLC, a Minnesota limited liability company (“Buyer”), and the individual or entity whose signature appears on the signature page hereto (“Equityholder”). Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (as it may be amended from time to time in accordance with its terms, the “Purchase Agreement”), between Buyer and Insignia Systems, Inc., a Minnesota corporation (“Seller”), Buyer wishes to purchase and assume from Seller, substantially all the assets and certain liabilities of the Business, subject to the terms and conditions set forth therein;

WHEREAS, as of the date hereof, Equityholder is the owner of record of the number of shares of Common Stock set forth on Equityholder’s signature page to this Agreement (all such equity securities of Seller which ownership of record or the power to vote is held as of the date hereof or hereafter acquired by Equityholder prior to the termination of this Agreement being referred to herein as the “Company Stock”); and

WHEREAS, in order to induce Buyer to enter into the Purchase Agreement, the Seller has agreed to obtain Support Agreements executed by Key Equityholders.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agrees as follows:

1. Agreement to Vote. Equityholder hereby agrees (a) to appear at any meeting of the shareholders of Seller or otherwise cause the Company Stock owned by Equityholder to be counted as present thereat for purposes of calculating a quorum, or join in any action by written consent of the shareholders of Seller and (b) to vote (or cause to be voted) all of Equityholder’s Company Stock (i) in favor of the approval and adoption of the Purchase Agreement, the transactions contemplated by the Purchase Agreement (the “Contemplated Transactions”) and this Agreement, (ii) in favor of any other matter reasonably determined by Seller to be necessary to the consummation of the Contemplated Transactions and considered and voted upon by equityholders of Seller, and (iii) against any proposal that conflicts, impedes or interferes with the Contemplated Transactions, including any Acquisition Proposal. Any vote under this Section shall be cast, or consent shall be given, in accordance with the procedures set forth in Seller’s Organizational Documents and under this Section in order to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Equityholder acknowledges receipt and review of a copy of the Purchase Agreement.

2. Cap. Notwithstanding any other provision of this Agreement, in no event shall the acquisition by any Key Equityholder subsequent to the date hereof of additional shares of Common Stock cause the aggregate number of shares subject to this Agreement or any collection of Support Agreements relating to the Purchase Agreement (the “Support Agreements”), be interpreted to, nor shall any person be entitled to enforce this Agreement in a manner so as to, give rise to a “control share acquisition” or “business combination” with an “interested shareholder” (as such terms are defined in the Minnesota Business Corporation Act (“MBCA”) for any purpose under the MBCA, and in the event of any determination that the foregoing would be the case, the terms of this Agreement shall be deemed modified ab initio to the extent (and only to the extent) required to avoid such a control share acquisition or business combination. For the avoidance of doubt, in no event shall the aggregate amount of shares of Common Stock subject to the Support Agreements exceed 19.9% of the issued and outstanding shares of Parent Common Stock (as such percentage is calculated pursuant to Section 302A.011, Subd. 41 of the MBCA). If the acquisition by an equityholder subject to any of the Support Agreements subsequent to the date hereof of additional shares of Common Stock would cause aggregate number of shares of Common Stock subject to the Support Agreements to exceed the percentage set forth in the preceding sentence, this Section 2 shall be deemed to release from the obligations under this Agreement such number of shares of Common Stock as may be necessary to cause such aggregate amount to not exceed such percentage.

3. Acknowledgment and Adoption of the Purchase Agreement. Equityholder acknowledges that he, she or it (a) has received a copy of the Purchase Agreement and had an opportunity to review its terms and provisions and the terms and provisions of this Agreement in their entirety and understands all terms used herein and therein and all provisions contained herein and therein and their significance, (b) has had all questions regarding Equityholder’s obligations hereunder or thereunder answered by Seller, (c) has had an opportunity to retain counsel of his, her or its choosing to advise Equityholder regarding the subject matter of this Agreement, and (d) has executed and delivered this Agreement voluntarily.

4. Waivers. Equityholder, on his/her/its behalf and on behalf of each of his/her/its Affiliates, hereby waives any and all rights to contest or object to the execution and delivery of the Purchase Agreement, the actions of the Seller Board in approving and recommending the Contemplated Transactions, and the consummation of the Contemplated Transactions, or to seek damages or other legal or equitable relief in connection therewith. Contingent and effective upon the Closing, Equityholder hereby agrees to waive any rights to notice, information rights or any similar rights that Equityholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Contemplated Transactions.

5. Restrictions on Company Stock. Equityholder agrees that he, she or it shall not, directly or indirectly, (a) sell, assign, transfer, lien, pledge, dispose of or otherwise encumber any of Company Stock or otherwise agree to do any of the foregoing, unless the transferee agrees to be bound by this Agreement, (b) deposit any of his, her or its Company Stock into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) other than pursuant to the terms of outstanding equity awards or benefits plans enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Company Stock, unless the transferee agrees to be bound by this Agreement, or (d) take any action that would have the effect of preventing Equityholder from performing his, her or its obligations hereunder.

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6. No Solicitation of Transactions. Equityholder agrees not to, and shall cause his, her or its Affiliates not to, directly or indirectly, through any officer, director, equityholder, affiliate, employee, agent, representative or otherwise (including, without limitation, through any investment banker, financial advisor, attorney or accountant), (a) submit, solicit, initiate or encourage the submission of any proposal or offer (an “Acquisition Proposal”) from any Person (including any of its officers, directors, partners, shareholders, affiliates, employees, agents and other representatives) relating to any (i) reorganization, dissolution or recapitalization of Seller, (ii) merger, consolidation or acquisition of or involving Seller, (iii) sale or other disposition of all or any substantial portion of the equity of Seller, (iv) sale or licensing of all or any material assets of Seller or any interest therein other than in the ordinary course of business, (v) similar transaction or business combinations involving Seller or its business or assets in any form (including any debt or equity financing thereof), or (vi) any other material transaction, the consummation of which would prevent, impede, delay or have an adverse effect on the consummation of the Contemplated Transactions or (b) assist, participate in any discussions or negotiations regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do, any of the foregoing. Equityholder agrees that Equityholder and his, her or its Affiliates, directors, officers, agents and representatives, as applicable, will cease and cause to be terminated any and all contacts, discussions and negotiations with third parties (other than Buyer and its Affiliates, agents and representatives) regarding any Acquisition Proposal, and hereby represents and warrants that none of the foregoing has entered into any executory agreement or accepted any commitment concerning any Acquisition Proposal.

7. Representations and Warranties. Equityholder represents and warrants to Buyer as follows:

(a) Authorization and Capacity. Equityholder has the requisite power, authority and capacity to enter into this Agreement and to perform Equityholder’s obligations hereunder. This Agreement has been duly executed and delivered Equityholder and constitutes a legal, valid and binding obligation of Equityholder, enforceable against Equityholder in accordance with its terms. If Equityholder is an entity, then Equityholder is an entity duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction in which it was formed. If Equityholder is a trust, then Equityholder is a trust duly formed and validly existing under the laws of the jurisdiction in which it was formed.

(b) Non-Contravention. The execution and delivery of this Agreement by Equityholder does not, and the performance of this Agreement Equityholder will not: (i) if Equityholder is an entity, conflict with or violate any of the Organizational Documents (including any trust documents, if applicable) of Equityholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of Equityholder; (ii) conflict with or violate any applicable Law or Governmental Order to which such Equityholder or any of the assets owned or used by Equityholder is subject; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time would become a default) under, or impair the rights of Equityholder or alter the rights or obligations of any Person under, or give to any Person any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the assets of Equityholder pursuant to, any Contract to which Equityholder is a party or by which Equityholder or any of Equityholder’s Affiliates or assets is or may be bound or affected; or (iv) require any consent of any Person, other than such Equityholder’s spouse, if Equityholder is married and resides in a community property state. If Equityholder is married and resides in a community property state, then Equityholder’s spouse has executed and delivered to Buyer a spousal consent substantially in the form attached hereto as Exhibit A.

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(c) Title to Company Stock. Equityholder owns (free and clear of any Encumbrance) the number and type of Company Stock set forth next to Equityholder’s name on Equityholder’s signature page hereto. Such Company Stock constitutes Equityholder’s entire interest in the outstanding equity of the Company. Equityholder has the sole voting power, sole power of disposition, and sole power to agree to the matters set forth in this Agreement, with respect to such Company Stock. Equityholder has not given any proxies with respect to the Company Stock (other than obligations that would require Equityholder to support the Contemplated Transactions).

(d) Litigation. There is no Action of any nature pending or, to the knowledge of Equityholder, threatened, (i) arising out of or relating to Equityholder’s Company Stock or rights to Company Stock, or (ii) which challenges or seeks to prevent, enjoin or otherwise delay, or otherwise adversely affect Equityholder’s performance under this Agreement or the consummation of Contemplated Transactions.

(e) Brokers and Agents. Neither Equityholder, nor any Person acting on Equityholder’s behalf, has any liability or obligation to pay any fees or commissions to any broker, finder or financial agent in connection with the Contemplated Transactions for which Buyer and/or its Affiliates may be liable following the Closing.

(f) Reliance by Buyer. Equityholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon Equityholder’s execution and delivery of this Agreement and the representations, warranties, covenants, and agreements contained herein.

8. Certain Restrictions. Equityholder will not, directly or indirectly, take any action that would make any representation or warranty of Equityholder contained herein untrue or incorrect in any respect prior to the Expiration Date.

9. Termination. This Agreement and the obligations of the Equityholder under this Agreement shall automatically terminate upon the earliest of (a) the Closing, (b) the termination of the Purchase Agreement in accordance with its terms, and (c) the mutual agreement of Buyer and the Equityholder (the “Expiration Date”). Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any breach of this Agreement occurring prior to termination.

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10. Miscellaneous.

(a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9(b)):

If to Buyer, at:

If to Buyer: TIMIBO LLC

c/o Park Printing, Inc.

2801 California Street NE

Minneapolis, MN 55418

Attention: [●]

Telephone: +1 612 789 4333

Email: [●]

With a copy to:

Cozen O’Connor

33 South 6th Street, Suite 3800

Minneapolis, MN 55402

Attention: Jeffrey Saunders

Telephone: +1 612 260 9033

Email: jsaunders@cozen.com

If to the Equityholder, to the address set forth for the Equityholder on the signature page hereof.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement and the Purchase Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

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(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(g) Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or in equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(h) This Agreement (and any claims or disputes arising out of or related to this Agreement or to the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the applicable Laws of the State of Minnesota, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction. ANY CLAIMS OR DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF MINNESOTA, IN EACH CASE LOCATED IN THE CITY OF MINNEAPOLIS AND COUNTY OF HENNEPIN.

(i) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the federal courts of the United States of America or the courts of the State of Minnesota, in each case located in the City of Minneapolis and County of Hennepin (the “Chosen Courts”), this being in addition to any other remedy to which they are entitled at law or in equity subject to the terms hereof. In addition, each of the parties hereto (a) hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns may be brought and determined in the Chosen Courts, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts, and (b) irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper and (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties, for itself and its successors and permitted assigns, irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set in this Agreement or at such other address of which the other parties shall have been notified in accordance with the provisions of Section 9(b), such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right of any party (x) to serve process in any other manner permitted by applicable Law or (y) to enforce any judgment rendered by a Chosen Court, in any other court.

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(j) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic transmission shall be binding to the same extent as an original signature page.

(k) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(l) This Agreement shall not be effective or binding upon the Equityholder until such time as the Purchase Agreement is executed by each of the parties thereto.

(m) Notwithstanding anything in this Agreement to the contrary: (i) Equityholder makes no agreement or understanding herein in any capacity other than in Equityholder’s capacity as a record holder and/or beneficial owner of the Company Stock, (ii) nothing in this Agreement shall be construed to limit or affect any action or inaction by Equityholder acting in his or her capacity as a director, officer or other fiduciary of the Seller, and (iii) Equityholder shall have no liability to Buyer or any of its Affiliates under this Agreement as a result of any action or inaction by Equityholder acting in his or her capacity as a director, officer or other fiduciary of the Company.

(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE PURCHASE AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SUBSECTION (n).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:

TIMIBO LLC

By:
Name:
Title:

Signature Page to Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

EQUITYHOLDER:

(IF AN ENTITY)

By:
Name:
Title:

(IF AN INDIVIDUAL)

Name:

State of Residence: _________

Married:	YES NO (please circle)

Address:

Email:

Type and Number of Company Stock:

__________ Shares of Common Stock

Signature Page to Support Agreement

EXHIBIT A

CONSENT OF SPOUSE

I acknowledge that I have read the Support Agreement (to which this consent is attached) and that I know and understand, and have been fully advised by my attorney with respect to, its contents, or have had sufficient time to consult an attorney with respect to its contents but have chosen not to do so. As the spouse of Equityholder (as defined in the Support Agreement), I hereby agree that the Company Stock (as defined in the Support Agreement) held by Equityholder and my interest in such Company Stock, if any, are subject to the provisions of the Support Agreement and the Purchase Agreement (as defined in the Support Agreement), which I consent to, and will take no action at any time to hinder operation of, the Support Agreement or the Purchase Agreement.

SIGNATURE OF SPOUSE:

Name: _______________________